                                                                    EXHIBIT 99.1

                                  CERTIFICATION

The undersigned officer of FairMarket, Inc. (the "Company") hereby certifies to my knowledge that the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be part of the Report or "filed" for any purpose whatsoever.

A signed original of this written statement required by Section 906 has been provided to FairMarket, Inc.and will be retained by FairMarket, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                            Signed: /s/ Nanda Krish
                            ----------------------------
Date: March 28, 2003        Name: Nanda Krish
                            Title: Chief Executive Officer